Exhibit 24

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Stanley Black & Decker, Inc., a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint each of Bruce H. Beatt and Kathryn P. Sherer, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to Registration Statement on Form S-8 (File No. 033-39553) and Registration Statement on Form S-8 (File No. 033-62567), including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his or her sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John F. Lundgren	President, Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2012
John F. Lundgren

Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Donald Allan Jr.

Chief Accounting Officer
Jocelyn S. Belisle

/s/ Nolan D. Archibald	Chairman of the Board of Directors	April 17, 2012
Nolan D. Archibald

/s/ John G. Breen	Director	April 12, 2012
John G. Breen

/s/ George W. Buckley	Director	April 17, 2012
George W. Buckley

/s/ Patrick D. Campbell	Director	April 16, 2012
Patrick D. Campbell

/s/ Carlos M. Cardoso	Director	April 17, 2012
Carlos M. Cardoso

/s/ Virgis W. Colbert	Director	April 17, 2012
Virgis W. Colbert

/s/ Robert B. Coutts	Director	April 17, 2012
Robert B. Coutts

/s/ Benjamin H. Griswold, IV	Director	April 17, 2012
Benjamin H. Griswold, IV

/s/ Eileen S. Kraus	Director	April 10, 2012
Eileen S. Kraus

/s/ Anthony Luiso	Director	April 17, 2012
Anthony Luiso

/s/ Marianne Miller Parrs	Director	April 12, 2012
Marianne Miller Parrs

/s/ Robert L. Ryan	Director	April 17, 2012
Robert L. Ryan